VanEck Merk Gold Trust ads

Headline 1	Headline 2	Description Line 1	Show URL	Final URL
Want to Invest in Gold?	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	The Gold ETF That Delivers	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	The VanEck OUNZ ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	The VanEck OUNZ ETF	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	VanEck's Physical Gold ETF	Gold ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	Gold Physical Delivery ETF	VanEck Merk Gold Trust (OUNZ)	www.merkgold.com/OUNZ	https://www.merkgold.com/
Want to Invest in Gold?	Gold Physical Delivery ETF	VanEck Merk Gold Trust (OUNZ)	www.merkgold.com/OUNZ/LearnMore	https://www.merkgold.com/
The Gold ETF That Delivers	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The Gold ETF That Delivers	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The Gold ETF That Delivers	The VanEck OUNZ ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The Gold ETF That Delivers	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The Gold ETF That Delivers	VanEck's Physical Gold ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The Gold ETF That Delivers	Gold Physical Delivery ETF	VanEck Merk Gold Trust (OUNZ)	www.merkgold.com/OUNZ	https://www.merkgold.com/
The Gold ETF That Delivers	Gold Physical Delivery ETF	VanEck Merk Gold Trust (OUNZ)	www.merkgold.com/OUNZ/LearnMore	https://www.merkgold.com/
VanEck Merk Gold ETF	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold ETF	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold ETF	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold ETF	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck Merk Gold ETF	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck Merk Gold ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck Merk Gold ETF	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck Merk Gold ETF	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck Merk Gold ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck's Physical Gold ETF	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck's Physical Gold ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck's Physical Gold ETF	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck's Physical Gold ETF	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck's Physical Gold ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ Gold ETF	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ Gold ETF	Learn More About OUNZ	Gold ETF With Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ Gold ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ Gold ETF	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ Gold ETF	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ Gold ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck OUNZ ETF	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck OUNZ ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck OUNZ ETF	Are You Ready to Invest?	Gold ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
The VanEck OUNZ ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold Trust (OUNZ)	Learn More About OUNZ	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold Trust (OUNZ)	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold Trust (OUNZ)	Gold Physical Delivery ETF	Gold ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
VanEck Merk Gold Trust (OUNZ)	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/

OUNZ ETF	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ ETF	VanEck Merk Gold Trust	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ ETF	VanEck Merk Gold Trust	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
OUNZ ETF	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Physical Gold ETF	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Physical Gold ETF	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Physical Gold ETF	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Physical Gold ETF	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Physical Gold ETF	Gold Physical Delivery ETF	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Physical Gold ETF	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Gold Bullion Fund	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Gold Bullion Fund	Are You Ready to Invest?	VanEck's OUNZ: A Convenient & Cost-Effective ETF with Physical Delivery Option.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Gold Bullion Fund	VanEck Merk Gold Trust (OUNZ)	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Gold Bullion Fund	VanEck Merk Gold Trust (OUNZ)	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Gold Bullion Fund	The Gold ETF That Delivers	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Which Gold ETF To Buy?	The Gold ETF That Delivers?	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Which Gold ETF To Buy?	The Gold ETF That Delivers?	Gold ETF with Physical Delivery Option. Learn More.	www.merkgold.com/OUNZ	https://www.merkgold.com/
Which Gold ETF To Buy?	The Gold ETF That Delivers?	Convenient & Cost-Effective ETF with Physical Delivery Option. Learn More.	www.merkgold.com	https://www.merkgold.com/
Which Gold ETF To Buy?	Are You Ready to Invest?	Gold ETF With Physical Delivery Option. Learn More.	www.merkgold.com	https://www.merkgold.com/
Which Gold ETF To Buy?	The Gold ETF That Delivers?	Gold ETF with Physical Delivery Option. Learn More.	www.merkgold.com	https://www.merkgold.com/

The issuer has filed a registration statement with the SEC for offering to which this communication relates. Before you invest, you should read the prospectus and other documents